UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Peerless Systems Corporation

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The following press release was issued by Peerless Systems Corporation:

For Immediate Release

Peerless Systems Corporation Notes Support of Largest Shareholder

EL SEGUNDO, Calif., May 9, 2007 - Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today noted an expression of support from its largest shareholder, The State of Wisconsin Investment Board, which owns approximately 9.2% of the outstanding common shares of the Company.

John Nelson, Portfolio Manager said: “The State of Wisconsin Investment Board (SWIB), currently the company’s largest shareholder, intends to vote for the current Peerless System’s Board of Directors at the upcoming Annual Meeting of Stockholders. SWIB has been a long-term investor in Peerless stock. We support the company in its strategic plan, which we feel will maximize long-term investment returns.”

Information About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements

The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2007, filed on April 13, 2007.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

Important Additional Information Will Be Filed with the SEC

Peerless Systems Corporation will file a proxy statement in connection with its 2007 annual meeting of stockholders. Peerless’ stockholders are strongly advised to read the proxy statement and the accompanying BLUE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Peerless Systems Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Peerless’ Internet website at www.peerless.com or by writing to Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California, 90245. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or call collect at (212) 929-5500 or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Peerless' shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2007.

Contacts

Peerless Systems Corporation:
John Rigali
Chief Financial Officer
(310) 297-3146

Media Contact:
Joele Frank or Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investors Contact:
Geoff High
Pfeiffer High Investor Relations, Inc.
(303) 393-7044

Source: Peerless Systems Corporation